UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

_________________________

Diamond Jo, LLC	Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

42-1483875	20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3rd Street Ice Harbor

P.O. Box 1750

Dubuque, Iowa  52001-1750

(Address of executive offices, including zip code)

(563) 583-7005

(Registrant’s telephone number, including area code)

Item 1.01; 2.03.  Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2008, Diamond Jo, LLC (“DJL”) and The Old Evangeline Downs, L.L.C. (“EVD” and, together with DJL, the “Borrowers”) entered into a Fifth Amendment to Loan and Security Agreement (the “Amendment”) with Wells Fargo Foothill, Inc. (“Wells Fargo”), as the arranger and agent for the lenders thereunder, which amends that certain Loan and Security Agreement, dated June 16, 2004, among the Borrowers and Wells Fargo (as amended and supplemented, the “Loan Agreement”).

The Amendment provides, among other things, that:

- The term of the Loan Agreement is extended to January 15, 2012;

- Capital expenditures will be permitted, in addition to those otherwise previously permitted by the terms of the Loan Agreement, in an aggregate amount not to exceed (i) $25,000,000 by EVD in connection with the project to design, develop, construct, equip and operate the new hotel project adjacent to EVD’s casino and racetrack in Opelousas, Louisiana, including the remodeling of the existing casino exterior, casino floors and restaurants, (ii) $8,000,000 by EVD to develop an off-track betting parlor in St. Martin Parish, Louisiana, and (iii) $85,000,000 by DJL in connection with the project to design, develop, construct, equip and operate the Dubuque Casino;

- The applicable margin for advances made under the Loan Agreement with respect to base rate loans and LIBOR rate loans was increased to (i) 0.50% and 3.00%, respectively, where Combined EBITDA for the applicable 12-month period is less than $40,000,000, (ii) 0.25% and 2.50%, respectively, where Combined EBITDA for the applicable 12-month period is greater than or equal to $40,000,000 but less than $52,000,000, (iii) 0.00% and 2.25%, respectively, where Combined EBITDA for the applicable 12-month period is greater than or equal to $52,000,000, but less than $62,000,000 and (iv) 0.00% and 2.00%, respectively, where Combined EBITDA for the applicable 12-month period is greater than $62,000,000.

- The prepayment premium for early termination by the Borrowers has been reduced to $1,300,000 for the period starting from the date of the Amendment to the first anniversary of such date, $650,000 for the period starting from the first anniversary of the date of the Amendment to the second anniversary, and $0 during the period of time from and including the date that is the second anniversary of the date of the Amendment;

- The resetting of the general Permitted Investments, Restricted Payments and Indebtedness baskets;

- All Obligations shall have a minimum interest rate of 6.00% per annum;

- In certain instances, the Borrowers will be permitted to make payments in accordance with its management agreements, but in no event will the payments in any fiscal year exceed than the lesser of (i) 5% of Combined EBITDA for the immediately preceding fiscal year and (ii) $4,000,000; and

- An increase in the required minimum Combined EBITDA of the Borrowers to $40,000,000 for the twelve month period ended on June 30, 2008 and on the last day of each fiscal quarter ended thereafter.

The preceding summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as an exhibit to this Form 8-K.

In connection with execution of the Amendment, the Borrowers also entered into a fee letter by which the Agent may syndicate up to $25.0 million of the advances under the Loan Agreement, subject to certain terms and conditions.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

DIAMOND JO, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

Date: July 7, 2008